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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 4, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	51-0374887
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

15501 NORTH DIAL BOULEVARD
SCOTTSDALE, ARIZONA	85260-1619
(Address of Principal Executive Offices)	(Zip Code)

      Registrant’s Telephone Number, Including Area Code (480) 754-3425.

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Item 5. Other Events.

On Tuesday, September 3, 2002, the union at our Aurora, Illinois manufacturing plant voted down a four-year contract that had been unanimously recommended by the union negotiating committee. The Aurora plant manufactures our personal cleansing products. This union's contract expired at the end of August 2002 and the approximate 300 covered employees currently are working without a contract. While we are disappointed that the union voted against this contract, we are continuing to work with the union to try to reach agreement on a mutually acceptable four-year contract.

Based on our continuing talks with the union, the positive tone of those talks and our belief that there are no significant issues that would preclude us from reaching an agreement, we currently do not believe that there will be any work stoppage at the Aurora plant. If we are not able to reach a mutually acceptable agreement, we could experience a work stoppage.

Item 7. Exhibits.

      (c) Exhibits

(99) Investor Presentation dated September 5, 2002.

Item 9. Regulation FD Disclosure.

As previously announced in our press release dated August 29, 2002, Dial will make a presentation to investors on September 5, 2002. This presentation will address the state of Dial's business and Dial's strategy going forward. A copy of the presentation is being furnished as an exhibit to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
September 4, 2002

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer